UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

Translate Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38550	61-1807780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-7361

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

On September 12, 2019, Translate Bio, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”), in which it disclosed, among other things, that in connection with its decision to discontinue the development of MRT5201 for the treatment of ornithine transcarbamylase (“OTC”) deficiency (the “OTC program”), the Company expected to incur a non-cash impairment charge in its statement of operations for the three and nine months ended September 30, 2019 associated with the in-process research and development intangible assets. The Company also disclosed that it planned to remeasure the contingent consideration liability related to the OTC program as a result of the discontinuation. The Company’s condensed consolidated balance sheet as of June 30, 2019 included $18.6 million of in-process research and development intangible assets and $23.2 million in contingent consideration liability related to the OTC program.

At the time of filing the Original Form 8-K, the Company disclosed that it had not yet been able to establish a meaningful estimate of the amount or range of amounts of the impairment charges or the impact of the remeasurement of the contingent consideration liability noted above.

The Company is filing this amended Current Report on Form 8-K/A to amend the disclosure under Item 2.06 of the Original Form 8-K. Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after the filing date of the Original Form 8-K or modify or update the disclosures contained therein that may have been affected by events or transactions occurring subsequent to such filing date.

Item 2.06	Material Impairments.

This Form 8-K/A is being filed to report that as a result of the discontinuation of the OTC program, on October 23, 2019, the Company determined the estimated amount of the impairment charge in its statement of operations for the three and nine months ended September 30, 2019 associated with the in-process research and development intangible assets to be approximately $18.6 million. Additionally, the Company estimates that the discontination of the OTC program will result in the removal of the $23.2 million in contingent consideration liability related to the OTC program for the three and nine months ended September 30, 2019. The Company does not expect to incur any future cash expenditures resulting from this impairment. The Company will disclose the final amounts in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the Company’s expectations relating to impairment charges associated with the discontinuation of its OTC program. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: the Company’s ability to advance the development of its platform and programs under the timelines it projects, demonstrate the requisite safety and efficacy of its product candidates and replicate in clinical trials any positive findings from preclinical studies; the content and timing of decisions made by the U.S. Food and Drug Administration, other regulatory authorities and investigational review boards at clinical trial sites, including as it relates to ongoing and planned clinical trials; the Company’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection; the availability of significant cash required to fund operations; competitive factors; general economic and market conditions and other important risk factors set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 and in any other subsequent filings made by the Company with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K/A speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSLATE BIO, INC.

Date: October 25, 2019	By:	/s/ Paul Burgess
Paul Burgess
Chief Legal Officer and Secretary